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EXHIBIT 4.1.3

EXECUTION VERSION

FOURTH AMENDMENT
TO
CREDIT AGREEMENT

        This FOURTH AMENDMENT, dated as of September 30, 2007 (this "Amendment") is entered into among HERTZ EQUIPMENT RENTAL CORPORATION, a Delaware corporation (together with its successors and assigns, "HERC"), THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the "Parent Borrower"), MATTHEWS EQUIPMENT LIMITED, an Ontario corporation ("Matthews"), WESTERN SHUT-DOWN (1995) LIMITED, an Ontario corporation ("Western" and, together with HERC, the Parent Borrower and Matthews, the "Initial Borrowers"), HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP, an Ontario general partnership ("New Canadian Borrower" and, together with the Initial Borrowers, the "Borrowers"), DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), as administrative agent (the "Administrative Agent"), DEUTSCHE BANK AG, CANADA BRANCH ("DBCB"), as Canadian agent (the "Canadian Agent"), and the other parties signatory hereto.

        WHEREAS, the Initial Borrowers have entered into that certain CREDIT AGREEMENT, dated as of December 21, 2005 (as it may be amended, amended and restated, supplemented or otherwise modified (including as amended by that certain Amendment to Credit Agreement, dated as of June 30, 2006, that certain Second Amendment to Credit Agreement, dated as of February 15, 2007, and that certain Third Amendment to Credit Agreement, dated as of May 23, 2007), the "Credit Agreement") among the Initial Borrowers, the Lenders from time to time party thereto, the Administrative Agent, DBNY, as collateral agent, the Canadian Agent, DBCB, as Canadian collateral agent, LEHMAN COMMERCIAL PAPER INC., as syndication agent, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED, as documentation agent.

        WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement;

        WHEREAS, the Borrowers have requested that the Credit Agreement be amended as more fully set forth herein;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders, the Administrative Agent and the Canadian Agent agree as follows:

ARTICLE ONE: BORROWER JOINDER

        1.     The New Canadian Borrower hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement and each other Loan Document in effect on the date hereof to which a Canadian Borrower is a party.

        2.     Upon the Amendment Effective Date (as defined in Article Three hereof), the New Canadian Borrower shall become a "Canadian Borrower" under, and for all purposes of, the Credit Agreement and shall be subject to and bound by the terms thereof, and shall have all of the rights and obligations of a Canadian Borrower thereunder and under the other Loan Documents.

ARTICLE TWO: AMENDMENTS

        As of the Amendment Effective Date, the Credit Agreement shall be amended as set forth in this Article Two.

        1.     Section 1.1 of the Credit Agreement (Definitions) is hereby amended by inserting in such Section the following definition in its appropriate alphabetical order:

        "Fourth Amendment Effective Date": September 30, 2007.

        2.     The definition of "Canadian Borrowers" in Section 1.1 of the Credit Agreement (Definitions) is hereby amended by (1) replacing the "and" after "Matthews Equipment Limited" with a "," and (2) inserting the phrase "and Hertz Canada Equipment Rental Partnership" between "Western Shut-Down (1995) Limited" and ",".

        3.     Section 5.3 (Corporate Existence; Compliance with Law) of the Credit Agreement is hereby amended by deleting the phrase "corporate power" and inserting in lieu thereof the phrase "corporate or other organizational power".

        4.     Section 5.3 of the Credit Agreement (Corporate Existence; Compliance with Law) is hereby further amended by inserting ", partnership" between "foreign corporation" and "or limited liability company".

        5.     Section 5.4 of the Credit Agreement (Corporate Power; Authorization; Enforceable Obligations) is hereby amended by deleting the phrase "corporate power" and inserting in lieu thereof the phrase "corporate or other organizational power".

        6.     Section 5.4 of the Credit Agreement (Corporate Power; Authorization; Enforceable Obligations) is hereby further amended by deleting the phrase "corporate action" and inserting in lieu thereof the phrase "corporate or other organizational action".

        7.     Section 9(f) of the Credit Agreement (Events of Default) is hereby amended by deleting the phrase "corporate action" and inserting in lieu thereof the phrase "corporate or other organizational action".

ARTICLE THREE: CONDITIONS PRECEDENT TO EFFECTIVENESS

        The provision set forth in Articles One and Two hereof shall be effective as of the date (with respect to each such provision, the "Amendment Effective Date") on which each of the following conditions with respect to each provision shall have been satisfied:

        1.     The Borrowers, the Administrative Agent, the Canadian Agent and the requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages to the Administrative Agent.

        2.     The Guarantors shall have indicated their consent to the Amendment by the execution and delivery of a Consent (each a "Consent") attached hereto as Annex I, in the case of Guarantors party to the U.S. Guarantee and Collateral Agreement, or attached hereto as Annex II, in the case of Guarantors party to the Canadian Guarantee and Collateral Agreement, in each case dated the date hereof, by and among the applicable Guarantors.

        3.     The Administrative Agent shall have received:

  (a)
  an executed legal opinion of Torys LLP, counsel to the New Canadian Loan Parties (as defined below), Lavery DeBilly LLP, Quebec counsel to the New Canadian Loan Parties, and McInnes Cooper, Nova Scotia counsel to the New Canadian Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent;

  (b)
  an Assumption Agreement to the Canadian Guarantee and Collateral Agreement executed by a duly authorized officer of each of the New Canadian Borrower and 3222434 Nova Scotia Company, a Nova Scotia unlimited liability company ("Nova Scotia Company" and, together with the New Canadian Borrower, the "New Canadian Loan Parties"); and

  (c)
  copies of the certificate or articles of incorporation and by-laws (or other similar governing documents serving the same purpose) of each New Canadian Loan Party, certified as of the Amendment Effective Date as complete and correct copies thereof by an officer or director of such Loan Party.

        4.     The Canadian Collateral Agent shall have obtained a valid security interest in the Collateral covered by the Assumption Agreement described in sub-clause (b) of the preceding clause (3); and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection and, in the case of the filings with the Canadian Intellectual Property Office, protection of such security interest shall have been executed and delivered or, in the case of PPSA filings, written authorization to make such PPSA filings shall have been delivered to the Canadian Collateral Agent, and none of such collateral shall be subject to any other pledges, security interests or mortgages except for Permitted Liens.

        5.     The New Canadian Loan Parties shall have provided to the Administrative Agent information that identifies each such New Canadian Loan Party, which information includes the name of each New Canadian Loan Party and other information that will allow the Lenders to identify each New Canadian Loan Party in accordance with the Patriot Act (as defined in Section 11.17 of the Credit Agreement).

ARTICLE FOUR: REPRESENTATIONS AND WARRANTIES

        In order to induce the Agents and Lenders to enter into this Amendment, each of the Borrowers represents and warrants to each Agent and each Lender, that:

        1.    Representations and Warranties.    As of the Amendment Effective Date, each of the representations and warranties made by any Loan Party (including, for the avoidance of doubt, the New Canadian Loan Parties) pursuant to this Amendment, the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party (including, for the avoidance of doubt, the New Canadian Loan Parties) pursuant to this Amendment, the Credit Agreement or any other Loan Document shall, except to the extent that they expressly relate to an earlier date, be true and correct in all material respects on and as of such date as if made on and as of such date.

        2.    Power and Authority.    As of the Amendment Effective Date, each of the Borrowers has the corporate or other organizational power and authority, and the legal right, to enter into and perform this Amendment. The execution, delivery and performance of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of each Borrower.

        3.    No Conflict; Governmental Consents.    The execution and delivery by each of the Borrowers of this Amendment, and performance by each of the Borrowers of the Credit Agreement as amended hereby, will not (a) violate any Requirement of Law or Contractual Obligation of such Loan Party (including, for the avoidance of doubt, the New Canadian Loan Parties) in any respect that would reasonably be expected to have a Material Adverse Effect, or (b) result in, or require, the creation or imposition of any Lien (other than any Lien permitted by subsection 8.3 of the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

        4.    Binding Obligation.    (a) This Amendment constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        (b)   Each Consent, when executed and delivered by each applicable Guarantor, will constitute a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

        5.    No Default.    As of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

ARTICLE FIVE: MISCELLANEOUS

        1.     The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than in accordance with Section 8.5 of the Credit Agreement, none of the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender. No Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 11.6 of the Credit Agreement.

        2.     Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect and are hereby ratified and confirmed. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the Notes to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

        3.     Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        4.     The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

        5.     Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

        6.     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        7.     This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

        8.     The parties hereto agree that this Amendment does not represent or create a novation of the Credit Agreement and the other Loan Documents or any of the Obligations and liabilities existing thereunder.

[The remainder of this page is intentionally left blank.]

HERTZ EQUIPMENT RENTAL CORPORATION
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
THE HERTZ CORPORATION
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: Executive Vice President
MATHEWS EQUIPMENT LIMITED
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
WESTERN SHUT-DOWN (1995) LIMITED
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP
By: MATTHEWS EQUIPMENT LIMITED, its managing partner
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President

Fourth Amendment—ABL Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH
as Administrative Agent and Lender,
By:	/s/ MARGUERITE SUTTON Name: Marguerite Sutton Title: Director
By:	/s/ SUSAN LEFEVRE Name: Susan LeFevre Title: Director
DEUTSCHE BANK AG, CANADA BRANCH
as Canadian Agent and Lender,
By:	/s/ ROBERT A. JOHNSTON Name: Robert A. Johnston Title: Vice President
By:	/s/ MARCELLUS LEUNG Name: Marcellus Leung Title: Assistant Vice President

Fourth Amendment—ABL Credit Agreement

LENDERS:	By signing below, you have indicated your consent to the Fourth Amendment to Credit Agreement
Name of Institution:

	By:	Name: Title:
[This Amendment was executed by authorized signatories of 50 Lender Institutions]

Fourth Amendment—ABL Credit Agreement

Annex I

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Borrower Obligations of each Borrower pursuant to the U.S. Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the U.S. Guarantee and Collateral Agreement continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the U.S. Guarantee and Collateral Agreement, as applicable.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 30th day of September 2007.

(Signature pages follow)

Fourth Amendment—ABL Credit Agreement

HERTZ INVESTORS, INC.
By:	/s/ HAROLD ROLFE Name: Harold Rolfe Title: Vice President
BRAE HOLDING CORP.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ CLAIM MANAGEMENT CORPORATION
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HCM MARKETING CORPORATION
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ LOCAL EDITION CORP.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ LOCAL EDITION TRANSPORTING, INC.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer

Fourth Amendment—ABL Credit Agreement

2

HERTZ GLOBAL SERVICES CORPORATION
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ SYSTEM, INC.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ TECHNOLOGIES, INC.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
HERTZ TRANSPORTING, INC.
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer
SMARTZ VEHICLE RENTAL CORPORATION
By:	/s/ CHRISTOPHER DONUS Name: Christopher Donus Title: Assistant Treasurer

Fourth Amendment—ABL Credit Agreement

3

Annex II

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Borrower Obligations of each Canadian Borrower pursuant to the Canadian Guarantee and Collateral Agreement (as defined in the Credit Agreement) and hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the Guarantor Obligations of such Guarantor are not impaired or affected and all guaranties made by such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement and all Liens granted by such Guarantor as security for the Guarantor Obligations of such Guarantor pursuant to the Canadian Guarantee and Collateral Agreement continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein or in the Canadian Guarantee and Collateral Agreement, as applicable.

        IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 30th day of September 2007.

(Signature pages follow)

MATTHEWS EQUIPMENT LIMITED
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
WESTERN SHUT-DOWN (1995) LIMITED
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
HERTZ CANADA EQUIPMENT RENTAL PARTNERSHIP
By:	MATTHEWS EQUIPMENT LIMITED, its managing partner
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President
3222434 NOVA SCOTIA COMPANY
By:	/s/ GERALD A. PLESCIA Name: Gerald A. Plescia Title: President

Fourth Amendment—ABL Credit Agreement

2

QuickLinks

  EXHIBIT 4.1.3 EXECUTION VERSION
FOURTH AMENDMENT TO CREDIT AGREEMENT
ARTICLE ONE: BORROWER JOINDER
ARTICLE TWO: AMENDMENTS
ARTICLE THREE: CONDITIONS PRECEDENT TO EFFECTIVENESS
ARTICLE FOUR: REPRESENTATIONS AND WARRANTIES
ARTICLE FIVE: MISCELLANEOUS
  Annex I
CONSENT OF GUARANTORS
  Annex II
CONSENT OF GUARANTORS